Exhibit 99.1

E V E R C O R E P A R T N E R S

EVERCORE PARTNERS REPORTS FIRST QUARTER 2011 RESULTS; QUARTERLY DIVIDEND OF $0.18 PER SHARE

Highlights

•	First Quarter Financial Summary

•	Adjusted Pro Forma Net Revenues of $106.2 million, up 25% compared to Q1 2010

•	Adjusted Pro Forma Net Income of $11.4 million, or $0.28 per share, up 10% compared to Q1 2010

•	U.S. GAAP Net Revenues of $107.8 million, up 23% compared to Q1 2010

•	U.S. GAAP Net Income of $3.6 million, or $0.14 per share, up 78% compared to Q1 2010

•	Investment Banking

•	Advised on several of the largest and most prominent announced M&A transactions, including:

•	AT&T/T-Mobile, NASDAQ OMX & IntercontinentalExchange/NYSE Euronext, Berkshire Hathaway/Lubrizol in the U.S.

•	sanofi-aventis/Genzyme and Lafarge’s joint venture with Anglo American in Europe

•	Terumo/CaridianBCT, the largest transaction in Japan this year

•	Structured the first IPO of a REIT in Mexico for Fibra Uno

•	Added further depth to Evercore’s Technology, Energy and Restructuring banking teams with the addition of Senior Managing Directors, Eric Mandl, Raymond Strong III and Lloyd Sprung

•	Investment Management

•	Assets Under Management increased to $17.8 billion compared to $17.4 billion at the end of 2010

•	Quarterly dividend of $0.18 per share

NEW YORK, April 28, 2011 – Evercore Partners Inc. (NYSE: EVR) today announced that its Adjusted Pro Forma Net Revenues were $106.2 million for the three months ended March 31, 2011, compared to Adjusted Pro Forma Net Revenues of $85.1 million and $102.4 million for the three months ended March 31, 2010 and December 31, 2010, respectively. Adjusted Pro Forma Net Income Attributable to Evercore Partners Inc. was $11.4 million, or $0.28 per share for the three months ended March 31, 2011, compared to an Adjusted Pro Forma Net Income Attributable to Evercore Partners Inc. of $10.4 million, or $0.26 per share for the three months ended March 31, 2010 and $10.9 million, or $0.27 per share for the three months ended December 31, 2010.

U.S. GAAP Net Revenues were $107.8 million for the three months ended March 31, 2011, compared to U.S. GAAP Net Revenues of $88.0 million and $102.2 million for the three months ended March 31, 2010 and December 31, 2010, respectively. U.S. GAAP Net Income Attributable to Evercore Partners Inc. was $3.6 million, or $0.14 per share for the three months ended March 31, 2011, compared to U.S. GAAP Net Income Attributable to Evercore Partners Inc. of $2.0 million, or $0.09 per share for the three months ended March 31, 2010 and $3.3 million, or $0.13 per share for the three months ended December 31, 2010.

The Adjusted Pro Forma compensation ratio for the three months ended March 31, 2011 was 60%, compared to 59% for the same period in 2010 and 62% for the three months ended December 31, 2010. The Adjusted Pro Forma trailing twelve-month compensation ratio of 62% is comparable with the same period in 2010 and up from 61% for the full year ended December 31, 2010. The U.S. GAAP compensation ratio for the three months ended March 31, 2011, March 31, 2010 and December 31, 2010 was 65%, 63% and 67%, respectively. The U.S. GAAP trailing twelve-month compensation ratio of 67% compares to 65% for the same period in 2010 and 66% for the full year ended December 31, 2010.

Evercore’s quarterly results may fluctuate significantly due to the timing and amount of transaction fees earned, as well as other factors. Accordingly, financial results in any particular quarter may not be representative of future results over a longer period of time.

“Our first quarter results began to demonstrate the potential of our strategy. Our core Advisory business continued the momentum of last quarter, advising on several of this year’s most prominent transactions. Our strategic relationship with Mizuho was instrumental in our ability to advise Tokyo-based Terumo on its announced acquisition of U.S.-based CaridianBCT, the largest transaction for a Japanese company in the first quarter,” said Ralph Schlosstein, President and Chief Executive Officer. “Our Capital Markets business achieved several milestones during the quarter, including generating revenues from more than 100 clients, and structuring the first ever IPO of a REIT in Mexico for Fibra Uno. Within Investment Management, AUM increased for the tenth consecutive quarter. Finally, we continued to make progress in improving our operating margins.”

“Evercore truly distinguished itself this quarter, advising AT&T on its proposed acquisition of T-Mobile USA, the largest announced transaction of the year, NASDAQ OMX & the IntercontinentalExchange on their offer to acquire NYSE Euronext and Lubrizol on its sale to Berkshire Hathaway. In Europe, we advised sanofi-aventis on its acquisition of Genzyme and Lafarge on its formation of a joint venture with Anglo American. These transactions and our improved backlog portend a strong start to the year as the M&A market is strengthening, and as clients continue to return to Evercore for advice,” said Roger Altman, Executive Chairman. “The quarter was also characterized by important new Senior Managing Director hires, including Paul Deninger, Raymond Strong III, Eric Mandl and Lloyd Sprung and the promotion of three long-time Evercore advisory professionals, John Honts, Daniel Mendelow and Jason Sobol.”

Consolidated U.S. GAAP and Adjusted Pro Forma Selected Financial Data (Unaudited)

	U.S. GAAP
	Three Months Ended			% Change vs.
	March 31, 2011	December 31, 2010	March 31, 2010	December 31, 2010	March 31, 2010
	(dollars in thousands)
Net Revenues	$107,845	$102,188	$88,021	6%	23%
Operating Income	$11,175	$8,859	$10,808	26%	3%
Net Income Attributable to Evercore Partners Inc.	$3,588	$3,287	$2,020	9%	78%
Diluted Earnings Per Share	$0.14	$0.13	$0.09	8%	56%
Compensation Ratio	65%	67%	63%
Operating Margin	10%	9%	12%

	Adjusted Pro Forma
	Three Months Ended			% Change vs.
	March 31, 2011	December 31, 2010	March 31, 2010	December 31, 2010	March 31, 2010
	(dollars in thousands)
Net Revenues	$106,217	$102,358	$85,103	4%	25%
Operating Income	$20,805	$16,399	$18,852	27%	10%
Net Income Attributable to Evercore Partners Inc.	$11,376	$10,855	$10,373	5%	10%
Diluted Earnings Per Share	$0.28	$0.27	$0.26	4%	8%
Compensation Ratio	60%	62%	59%
Operating Margin	20%	16%	22%

Throughout the discussion of Evercore’s business segments, information is presented on an Adjusted Pro Forma basis, which is an unaudited non-generally accepted accounting principles (“non-GAAP”) measure. Adjusted Pro Forma results begin with information prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) adjusted to exclude certain items and reflect the conversion of vested and unvested Evercore LP Units into Class A shares. Evercore believes that the disclosed Adjusted Pro Forma measures and any adjustments thereto, when presented in conjunction with comparable U.S. GAAP measures, are useful to investors to compare Evercore’s results across several periods and facilitate an understanding of Evercore’s operating results. Evercore uses these measures to evaluate its operating performance, as well as the performance of individual employees. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP. For more information about the Adjusted Pro Forma basis of reporting used by management to evaluate the performance of Evercore and each line of business, including reconciliations of U.S. GAAP results to an Adjusted Pro Forma basis, see pages A-2 through A-10 included in Annex I. These Adjusted Pro Forma amounts are allocated to the Company’s two business segments: Investment Banking and Investment Management.

Business Line Reporting

A discussion of Adjusted Pro Forma revenues and expenses is presented below for the Investment Banking and Investment Management segments. Unless otherwise stated, all of the financial measures presented in this discussion are Adjusted Pro Forma measures. For a reconciliation of the Adjusted Pro Forma segment data to U.S. GAAP results, see pages A-2 to A-10 in Annex I.

Investment Banking

Evercore’s Investment Banking business reported net revenues this quarter of $80.6 million, up 11% from Q1 2010 and 6% from last quarter. Operating Income of $18.9 million decreased 13% and increased 35% when compared to Q1 2010 and Q4 2010, respectively. The Operating Margin for the quarter was 23%.

	Adjusted Pro Forma
	Three Months Ended
	March 31, 2011	December 31, 2010	March 31, 2010
	(dollars in thousands)
Net Revenues:
Investment Banking	$80,201	$75,653	$71,274
Other Revenue, net	380	460	1,628

Net Revenues	80,581	76,113	72,902

Expenses:
Employee Compensation and Benefits	47,475	47,604	40,565
Non-compensation Costs	14,213	14,563	10,682

Total Expenses	61,688	62,167	51,247

Operating Income	$18,893	$13,946	$21,655

Compensation Ratio	59%	63%	56%
Operating Margin	23%	18%	30%

	U.S. GAAP
	Three Months Ended
	March 31, 2011	December 31, 2010	March 31, 2010
	(dollars in thousands)
Net Revenues:
Investment Banking	$83,052	$77,137	$75,922
Other Revenue, net	(673)	(590)	593

Net Revenues	82,379	76,547	76,515

Expenses:
Employee Compensation and Benefits	53,362	51,986	45,424
Non-compensation Costs	18,315	16,532	15,799

Total Expenses	71,677	68,518	61,223

Operating Income	$10,702	$8,029	$15,292

Compensation Ratio	65%	68%	59%
Operating Margin	13%	10%	20%

Revenues

Investment Banking revenues increased 13% in comparison with the prior year and 6% in comparison with the prior quarter. Investment Banking earned advisory fees from 79 clients in the first quarter compared to 70 in Q1 2010, and fees in excess of $1 million from 18 clients during Q1 2011. During the quarter we provided advice on several of the largest announced strategic transactions including AT&T’s announced acquisition of T-Mobile, NASDAQ OMX & IntercontinentalExchange’s offer to acquire NYSE Euronext, and Lubrizol’s sale to Berkshire Hathaway. In addition, Evercore advised Tokyo-based Terumo on its announced acquisition of U.S.-based CaridianBCT and Lafarge on its joint venture with Anglo American. We completed 3 underwriting assignments in the United States and structured the first IPO of a REIT in Mexico for Fibra Uno. The Institutional Equities business continued to gain traction with institutional clients, both in terms of research coverage and fee-paying clients.

Expenses

Compensation costs for the Investment Banking segment on an Adjusted Pro Forma basis for the three months ended March 31, 2011 were $47.5 million, an increase of 17% from Q1 2010 but down slightly from Q4 2010. For the three months ended March 31, 2011, Evercore’s Investment Banking Adjusted Pro Forma compensation ratio was 59%, versus the compensation ratio reported for the three months ended March 31 2010 of 56% and 63% for the three months ended December 31, 2010. The Adjusted Pro Forma trailing twelve-month compensation ratio was 61%, up slightly from Q4 2010. The U.S. GAAP trailing twelve-month compensation ratio was 66%, up slightly from 65% in Q4 2010.

Non-compensation costs on an Adjusted Pro Forma basis for the three months ended March 31, 2011 of $14.2 million increased 33% from the same period last year but decreased 2% in comparison to last quarter. Expenses included $0.2 million related to the amortization of acquired intangible assets for the three months ended March 31, 2011.

New Business

The Institutional Equities business now is composed of 48 professionals, including 31 professionals in research and 14 sales and sales trading professionals. The Research team has expanded the number of companies that it covers to 133 and the sales force has now opened accounts with 140 clients. For the three months ended March 31, 2011 the business generated $2.5 million in revenues, an increase of 5% in comparison to the prior quarter. Expenses were $6.0 million for the quarter.

Investment Management

The Investment Management segment reported Operating Income of $1.9 million in the first quarter reflecting continued asset growth in Institutional and Wealth Management, which drove fee-based revenues higher. Assets Under Management (AUM) increased to $17.8 billion on approximately $500 million of market appreciation offset by net outflows of approximately $80 million.

	Adjusted Pro Forma
	Three Months Ended
	March 31, 2011	December 31, 2010	March 31, 2010
	(dollars in thousands)
Net Revenues:
Investment Management Revenues	$25,469	$26,096	$11,051
Other Revenue, net	167	149	1,150

Net Revenues	25,636	26,245	12,201

Expenses:
Employee Compensation and Benefits	15,868	15,429	9,426
Non-compensation Costs	7,856	8,363	5,578

Total Expenses	23,724	23,792	15,004

Operating Income (Loss)	$1,912	$2,453	$(2,803)

Compensation Ratio	62%	59%	77%
Operating Margin	7%	9%	(23%)

	U.S. GAAP
	Three Months Ended
	March 31, 2011	December 31, 2010	March 31, 2010
	(dollars in thousands)
Net Revenues:
Investment Management Revenues	$26,189	$26,380	$11,231
Other Revenue, net	(723)	(739)	275

Net Revenues	25,466	25,641	11,506

Expenses:
Employee Compensation and Benefits	16,684	16,181	10,297
Non-compensation Costs	8,309	8,630	5,693

Total Expenses	24,993	24,811	15,990

Operating Income (Loss)	$473	$830	$(4,484)

Compensation Ratio	66%	63%	89%
Operating Margin	2%	3%	(39%)

Revenues

Investment Management Revenue Components

	Adjusted Pro Forma
	Three Months Ended
	March 31, 2011	December 31, 2010	March 31, 2010
	(dollars in thousands)
Management Fees
Wealth Management	$3,468	$2,894	$1,917
Institutional Asset Management (1)	18,559	18,038	6,719
Private Equity	1,715	1,915	1,978

Total Management Fees	23,742	22,847	10,614

Realized and Unrealized Gains (Losses)
Institutional Asset Management	1,167	1,670	1,203
Private Equity	942	1,711	(586)

Total Realized and Unrealized Gains (Losses)	2,109	3,381	617

Equity in Affiliate Managers (2)	(382)	(132)	(180)

Investment Management Revenues	$25,469	$26,096	$11,051

(1)	Management fees from Institutional Asset Management were $18.9 million and $18.2 million for the three months ended March 31, 2011 and December 31, 2010, respectively, on a U.S. GAAP basis, excluding the reduction of revenues for reimbursable client-related expenses.
(2)	Equity in Pan and G5 on a U.S. GAAP basis are reclassified from Investment Management Revenue to Income (Loss) from Equity Method Investments.

Fees earned from the management of client portfolios and other investment advisory services of $23.7 million increased significantly for the three months ended March 31, 2011 compared to the same period of 2010, reflecting the acquisition of Atalanta Sosnoff, the inclusion of fees associated with Trilantic and continued growth in AUM within Wealth Management and the other Institutional Asset Management businesses. Fees earned in the first quarter increased by 4% in comparison to the fees earned in the fourth quarter of 2010.

Expenses

The reported growth in expenses in the first quarter of 2011 relative to the same period last year was primarily attributable to Atalanta Sosnoff. First quarter expenses decreased slightly in comparison to last quarter. Non-compensation costs included $1.6 million related to the amortization of acquired intangible assets for the three months ended March 31, 2011.

Other U.S. GAAP Expenses

Evercore’s Adjusted Pro Forma Net Income Attributable to Evercore Partners Inc. for the three months ended March 31, 2011 was higher than U.S. GAAP as a result of the exclusion of expenses associated with IPO equity awards and the amortization of intangibles, principally related to Braveheart and Protego. In addition, for Adjusted Pro Forma purposes, reimbursable client-related expenses and expenses associated with revenue-sharing engagements with third parties have been presented as a reduction from Revenues and Non-compensation costs. Further details of these expenses, as well as an explanation of similar expenses for the three months ended March 31, 2010 and December 31, 2010, are included in Annex I, pages A-2 to A-10.

Noncontrolling Interests

Noncontrolling Interests in certain subsidiaries are owned by the principals and strategic investors in these businesses. Evercore’s equity ownership percentages in these businesses range from 51% to 86%. For the periods ended March 31, 2011 and 2010 and December 31, 2010 the gain (loss) allocated to noncontrolling interests was as follows:

	Net Gain (Loss) Allocated to Noncontrolling Interests
	Three Months Ended
	March 31, 2011	December 31, 2010	March 31, 2010
	(dollars in thousands)
Segment
Investment Banking (1)	$(714)	$(2,752)	$—
Investment Management (1)	656	285	(377)

Total	$(58)	$(2,467)	$(377)

(1)	The difference between Adjusted Pro Forma and U.S. GAAP Noncontrolling Interests relates primarily to intangible amortization expense which is eliminated for ETC and EAM.

Income Taxes

For the three months ended March 31, 2011 and 2010, Evercore’s Adjusted Pro Forma effective tax rate was approximately 40% and 41%, respectively.

For the three months ended March 31, 2011, Evercore’s U.S. GAAP effective tax rate was approximately 37%, compared to 44% for the three months ended March 31, 2010. The effective tax rate for U.S. GAAP purposes reflects significant adjustments relating to the tax treatment of certain compensation transactions, as well as the noncontrolling interest associated with Evercore LP Units.

Balance Sheet

The Company continues to maintain a strong balance sheet, holding cash, cash equivalents and marketable securities of $174.1 million at March 31, 2011. Current assets exceed current liabilities by $198.0 million at March 31, 2011. Amounts due related to the Long-Term Notes Payable were $98.5 million at March 31, 2011.

During the quarter the Company repurchased approximately 400,000 shares at an average cost of $34.13 per share.

Dividend

On April 27, 2011 the Board of Directors of Evercore declared a quarterly dividend of $0.18 per share to be paid on June 10, 2011 to common stockholders of record on May 27, 2011.

Conference Call

Evercore will host a conference call to discuss its results for the first quarter on Thursday, April 28, 2011, at 8:00 a.m. Eastern Time with access available via the internet and telephone. Investors and analysts may participate in the live conference call by dialing (800) 901-5226 (toll-free domestic) or (617) 786-4513 (international); passcode: 33129587. Please register at least 10 minutes before the conference call begins. A replay of the call will be available for one week via telephone starting approximately one hour after the call ends. The replay can be accessed at (888) 286-8010 (toll-free domestic) or (617) 801-6888 (international); passcode: 90512688. A live webcast of the conference call will be available on the Investor Relations section of Evercore’s website at www.evercore.com. The webcast will be archived on Evercore’s website for 30 days after the call.

About Evercore Partners

Evercore Partners is a leading independent investment banking advisory firm. Evercore’s Investment Banking business advises its clients on mergers, acquisitions, divestitures, restructurings, financings, public offerings, private placements and other strategic transactions and also provides institutional investors with high quality research, sales and trading execution that is free of the conflicts created by proprietary activities. Evercore’s investment management business comprises wealth management, institutional asset management and private equity investing. Evercore serves a diverse set of clients around the world from its offices in New York, Boston, Houston, Los Angeles, San Francisco, Washington D.C., London, Mexico City and Monterrey, Mexico, Hong Kong and Rio de Janeiro and São Paulo, Brazil. More information about Evercore can be found on the Company’s website at www.evercore.com.

Investor Contact:	Robert B. Walsh
Chief Financial Officer, Evercore Partners
212-857-3100

Media Contact:	Kenny Juarez
The Abernathy MacGregor Group, for Evercore Partners
212-371-5999

Basis of Alternative Financial Statement Presentation

Adjusted Pro Forma results are a non-GAAP measure. Evercore believes that the disclosed Adjusted Pro Forma measures and any adjustments thereto, when presented in conjunction with comparable U.S. GAAP measures, are useful to investors to compare Evercore’s results across several periods and better reflect management’s view of operating results. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP. A reconciliation of U.S. GAAP results to Adjusted Pro Forma results is presented in the tables included in Annex I.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which reflect our current views with respect to, among other things, Evercore’s operations and financial performance. In some cases, you can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. All statements other than statements of historical fact included in this presentation are forward-looking statements and are based on various underlying assumptions and expectations and are subject to known and unknown risks, uncertainties and assumptions, and may include projections of our future financial performance based on our growth strategies and anticipated trends in Evercore’s business. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. Evercore believes these factors include, but are not limited to, those described under “Risk Factors” discussed in Evercore’s Annual Report on Form 10-K for the year ended December 31, 2010 and subsequent quarterly reports on Form 10-Q. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release. In addition, new risks and uncertainties emerge from time to time, and it is not possible for Evercore to predict all risks and uncertainties, nor can Evercore assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Accordingly, you should not rely upon forward-looking statements as a prediction of actual results and Evercore does not assume any responsibility for the accuracy or completeness of any of these forward-looking statements. Evercore undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

With respect to any securities offered by any private equity fund referenced herein, such securities have not been and will not be registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

ANNEX I

EVERCORE PARTNERS INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

THREE MONTHS ENDED MARCH 31, 2011 AND 2010

(dollars in thousands, except per share data)

(UNAUDITED)

	Three Months Ended March 31,
	2011	2010
REVENUES
Investment Banking Revenue	$83,052	$75,922
Investment Management Revenue	26,189	11,231
Other Revenue	3,698	6,472

TOTAL REVENUES	112,939	93,625
Interest Expense (1)	5,094	5,604

NET REVENUES	107,845	88,021

EXPENSES
Employee Compensation and Benefits	70,046	55,721
Occupancy and Equipment Rental	5,181	3,327
Professional Fees	8,090	8,365
Travel and Related Expenses	4,579	3,370
Communications and Information Services	2,148	1,029
Depreciation and Amortization	2,991	1,350
Acquisition and Transition Costs	533	1,456
Other Operating Expenses	3,102	2,595

TOTAL EXPENSES	96,670	77,213

INCOME BEFORE INCOME (LOSS) FROM EQUITY METHOD INVESTMENTS AND INCOME TAXES	11,175	10,808
Income (Loss) from Equity Method Investments	400	(180)

INCOME BEFORE INCOME TAXES	11,575	10,628
Provision for Income Taxes	4,258	4,659

NET INCOME	7,317	5,969
Net Income Attributable to Noncontrolling Interest	3,729	3,949

NET INCOME ATTRIBUTABLE TO EVERCORE PARTNERS INC.	$3,588	$2,020

Net Income Attributable to Evercore Partners Inc. Common Shareholders	$3,567	$2,009

Weighted Average Shares of Class A Common Stock Outstanding:
Basic	22,677	18,675
Diluted	26,398	22,328
Net Income Per Share Attributable to Evercore Partners Inc. Common Shareholders:
Basic	$0.16	$0.11
Diluted	$0.14	$0.09

[1]	Includes interest expense on long-term debt and interest expense on short-term repurchase agreements.

Adjusted Pro Forma Results

Throughout the discussion of Evercore’s business segments, information is presented on an Adjusted Pro Forma basis, which is a non-generally accepted accounting principles (“non-GAAP”) measure. Adjusted Pro Forma results begin with information prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”), adjusted to exclude certain items and reflect the conversion of vested and unvested Evercore LP Units, and other event-based awards, into Class A shares. Evercore believes that the disclosed Adjusted Pro Forma measures and any adjustments thereto, when presented in conjunction with comparable U.S. GAAP measures, are useful to investors to compare Evercore’s results across several periods and facilitate an understanding of Evercore’s operating results. The Company uses these measures to evaluate its operating performance, as well as the performance of individual employees. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP. These Adjusted Pro Forma amounts are allocated to the Company’s two business segments: Investment Banking and Investment Management. The differences between Adjusted Pro Forma and U.S. GAAP results are as follows:

1.	Assumed Vesting of Evercore LP Units and Exchange into Class A Shares. The Company incurred expenses in Employee Compensation and Benefits, resulting from the modification of Evercore LP Units, which will vest over a five-year period. The Adjusted Pro Forma results assume these LP Units have vested and have been exchanged for Class A shares. Accordingly, any expense associated with these units and related awards is excluded from Adjusted Pro Forma results and the noncontrolling interest related to these units is converted to controlling interest. The Company’s Management believes that it is useful to provide the per-share effect associated with the assumed conversion of these previously granted but unvested equity, and thus the Adjusted Pro Forma results reflect the vesting of all unvested Evercore LP partnership units and event-based stock-based awards.

2.	Expenses Associated with Business Combinations. The following expenses resulting from business combinations have been excluded from Adjusted Pro Forma results because the Company’s Management believes that operating performance is more comparable across periods excluding the effects of these acquisition-related charges;

a.	Amortization of Intangible Assets. Amortization of intangible assets related to the Protego acquisition was undertaken in contemplation of the IPO. The Braveheart acquisition occurred on December 19, 2006. Also excluded is amortization of intangible assets associated with the acquisitions of SFS and EAM.

3.	Client Expenses. The Company has reflected the reclassification of reimbursable expenses and expenses associated with revenue sharing engagements with third parties as a reduction of revenue. The Company’s Management believes that this adjustment results in more meaningful key operating ratios, such as compensation to net revenues and operating margin.

4.	Income Taxes. Evercore is organized as a series of Limited Liability Companies, Partnerships, a C-Corporation and a Public Corporation and therefore, not all of the Company’s income is subject to corporate-level taxes. As a result, adjustments have been made to the Adjusted Pro Forma earnings to assume that the Company has adopted a conventional corporate tax structure and is taxed as a C Corporation in the U.S. at the prevailing corporate rates, that all deferred tax assets relating to foreign operations are fully realizable within the structure on a consolidated basis and that adjustments for deferred tax assets related to the ultimate tax deductions for equity-based compensation awards are made directly to stockholders’ equity. This assumption is consistent with the assumption that all Evercore LP Units are vested and exchanged into Class A shares, as discussed in Item 1 above, as the assumed exchange would change the tax structure of the Company.

5.	Presentation of Interest Expense. The Adjusted Pro Forma results present interest expense on short-term repurchase agreements, within the Investment Management segment, in Other

Revenues, net, as the Company’s Management believes it is more meaningful to present the spread on net interest resulting from the matched financial assets and liabilities. In addition, Adjusted Pro Forma Investment Banking and Investment Management Operating Income is presented before interest expense on long-term debt, which is included in interest expense on a U.S. GAAP basis.

6.	Presentation of Income (Loss) from Equity Method Investments. The Adjusted Pro Forma results present Income (Loss) from Equity Method Investments within Revenue as the Company’s Management believes it is a more meaningful presentation.

EVERCORE PARTNERS INC.

U.S. GAAP RECONCILIATION TO ADJUSTED PRO FORMA

(dollars in thousands)

(UNAUDITED)

	Three Months Ended
	March 31, 2011	December 31, 2010	March 31, 2010
Net Revenues - U.S. GAAP	$107,845	$102,188	$88,021
Reimbursable Expenses (1)	(3,971)	(1,652)	(4,648)
Income (Loss) from Equity Method Investments (2)	400	(116)	(180)
Interest Expense on Long-term Debt (3)	1,943	1,938	1,910

Net Revenues - Adjusted Pro Forma	$106,217	$102,358	$85,103

Compensation Expense - U.S. GAAP	$70,046	$68,167	$55,721
Amortization of LP Units and Certain Other Awards (4)	(6,703)	(5,134)	(5,730)

Compensation Expense - Adjusted Pro Forma	$63,343	$63,033	$49,991

Operating Income - U.S. GAAP	$11,175	$8,859	$10,808
Income (Loss) from Equity Method Investments (2)	400	(116)	(180)

Pre-Tax Income - U.S. GAAP	11,575	8,743	10,628
Amortization of LP Units and Certain Other Awards (4)	6,703	5,134	5,730
Intangible Asset Amortization (5)	584	584	584

Pre-Tax Income - Adjusted Pro Forma	18,862	14,461	16,942
Interest Expense on Long-term Debt (3)	1,943	1,938	1,910

Operating Income - Adjusted Pro Forma	$20,805	$16,399	$18,852

Provision for Income Taxes - U.S. GAAP	$4,258	$4,372	$4,659
Income Taxes (6)	3,286	1,701	2,287

Provision for Income Taxes - Adjusted Pro Forma	$7,544	$6,073	$6,946

Net Income Attributable to Evercore Partners Inc. - U.S. GAAP	$3,588	$3,287	$2,020
Amortization of LP Units and Certain Other Awards (4)	6,703	5,134	5,730
Intangible Asset Amortization (5)	584	584	584
Income Taxes (6)	(3,286)	(1,701)	(2,287)
Noncontrolling Interest (7)	3,787	3,551	4,326

Net Income Attributable to Evercore Partners Inc. - Adjusted Pro Forma	$11,376	$10,855	$10,373

Diluted Shares Outstanding - U.S. GAAP	26,398	25,353	22,328
Vested Partnership Units (8)	9,607	9,795	12,630
Unvested Partnership Units (8)	4,525	4,540	4,540
Unvested Restricted Stock Units - Event Based (8)	558	633	676

Diluted Shares Outstanding - Adjusted Pro Forma	41,088	40,321	40,174

Key Metrics: (a)
Diluted Earnings (Loss) Per Share - U.S. GAAP (b)	$0.14	$0.13	$0.09
Diluted Earnings Per Share - Adjusted Pro Forma (b)	$0.28	$0.27	$0.26

Compensation Ratio - U.S. GAAP	65%	67%	63%
Compensation Ratio - Adjusted Pro Forma	60%	62%	59%

Operating Margin - U.S. GAAP	10%	9%	12%
Operating Margin - Adjusted Pro Forma	20%	16%	22%

Effective Tax Rate - U.S. GAAP	37%	50%	44%
Effective Tax Rate - Adjusted Pro Forma	40%	42%	41%

(a)	Reconciliations of the key metrics from U.S. GAAP to Adjusted Pro Forma are a derivative of the reconciliations of their components above.
(b)	For Earnings Per Share purposes, Net Income Attributable to Evercore Partners Inc. is reduced by $21 of accretion for the three months ended March 31, 2011 and December 31, 2010, and $11 of accretion for the three months ended March 31, 2010, related to the Company’s noncontrolling interest in Trilantic Capital Partners.

EVERCORE PARTNERS INC.

U.S. GAAP RECONCILIATION TO ADJUSTED PRO FORMA

TRAILING TWELVE MONTHS

(dollars in thousands)

(UNAUDITED)

	Consolidated
	Twelve Months Ended
	March 31, 2011	December 31, 2010	March 31, 2010
Net Revenues - U.S. GAAP	$398,721	$378,897	$352,636
Reimbursable Expenses (1)	(9,421)	(10,098)	(9,930)
Income (Loss) from Equity Method Investments (2)	23	(557)	(1,382)
Interest Expense on Long-term Debt (3)	7,727	7,694	7,613

Net Revenues - Adjusted Pro Forma	$397,050	$375,936	$348,937

Compensation Expense - U.S. GAAP	$266,242	$251,917	$230,685
Amortization of LP Units and Certain Other Awards (4)	(21,794)	(20,821)	(15,130)

Compensation Expense - Adjusted Pro Forma	$244,448	$231,096	$215,555

Compensation Ratio - U.S. GAAP (a)	67%	66%	65%
Compensation Ratio - Adjusted Pro Forma (a)	62%	61%	62%

	Investment Banking
	Twelve Months Ended
	March 31, 2011	December 31, 2010	March 31, 2010
Net Revenues - U.S. GAAP	$307,711	$301,847	$319,489
Reimbursable Expenses (1)	(8,931)	(9,946)	(9,685)
Income from Equity Method Investments (2)	798	16	—
Interest Expense on Long-term Debt (3)	4,187	4,169	3,777

Net Revenues - Adjusted Pro Forma	$303,765	$296,086	$313,581

Compensation Expense - U.S. GAAP	$203,846	$195,908	$187,391
Amortization of LP Units and Certain Other Awards (4)	(18,560)	(17,532)	(12,769)

Compensation Expense - Adjusted Pro Forma	$185,286	$178,376	$174,622

Compensation Ratio - U.S. GAAP (a)	66%	65%	59%
Compensation Ratio - Adjusted Pro Forma (a)	61%	60%	56%

(a)	Reconciliations of the key metrics from U.S. GAAP to Adjusted Pro Forma are a derivative of the reconciliations of their components above.

EVERCORE PARTNERS INC.

ADJUSTED PRO FORMA SEGMENT RECONCILIATION TO U.S. GAAP

FOR THE THREE MONTHS ENDED MARCH 31, 2011

(dollars in thousands)

(UNAUDITED)

	Investment Banking Segment
	Three Months Ended March 31, 2011
	Non-GAAP Adjusted Pro Forma Basis	Adjustments		U.S. GAAP Basis
Net Revenues:
Investment Banking Revenue	$80,201	$2,851	(1)(2)	$83,052
Other Revenue, net	380	(1,053	)(3)	(673)

Net Revenues	80,581	1,798		82,379

Expenses:
Employee Compensation and Benefits	47,475	5,887	(4)	53,362
Non-compensation Costs	14,213	4,102	(5)	18,315

Total Expenses	61,688	9,989		71,677

Operating Income	$18,893	$(8,191)		$10,702

Compensation Ratio (a)	59%			65%
Operating Margin (a)	23%			13%

	Investment Management Segment
	Three Months Ended March 31, 2011
	Non-GAAP Adjusted Pro Forma Basis	Adjustments		U.S. GAAP Basis
Net Revenues:
Investment Management Revenue	$25,469	$720	(1)(2)	$26,189
Other Revenue, net	167	(890	)(3)	(723)

Net Revenues	25,636	(170)		25,466

Expenses:
Employee Compensation and Benefits	15,868	816	(4)	16,684
Non-compensation Costs	7,856	453	(5)	8,309

Total Expenses	23,724	1,269		24,993

Operating Income	$1,912	$(1,439)		$473

Compensation Ratio (a)	62%			66%
Operating Margin (a)	7%			2%

(a)	Reconciliations of the key metrics from U.S. GAAP to Adjusted Pro Forma are a derivative of the reconciliations of their components above.

EVERCORE PARTNERS INC.

ADJUSTED PRO FORMA SEGMENT RECONCILIATION TO U.S. GAAP

FOR THE THREE MONTHS ENDED DECEMBER 31, 2010

(dollars in thousands)

(UNAUDITED)

	Investment Banking Segment
	Three Months Ended December 31, 2010
	Non-GAAP Adjusted Pro Forma Basis	Adjustments		U.S. GAAP Basis
Net Revenues:
Investment Banking Revenue	$75,653	$1,484	(1)(2)	$77,137
Other Revenue, net	460	(1,050	)(3)	(590)

Net Revenues	76,113	434		76,547

Expenses:
Employee Compensation and Benefits	47,604	4,382	(4)	51,986
Non-compensation Costs	14,563	1,969	(5)	16,532

Total Expenses	62,167	6,351		68,518

Operating Income	$13,946	$(5,917)		$8,029

Compensation Ratio (a)	63%			68%
Operating Margin (a)	18%			10%

	Investment Management Segment
	Three Months Ended December 31, 2010
	Non-GAAP Adjusted Pro Forma Basis	Adjustments		U.S. GAAP Basis
Net Revenues:
Investment Management Revenue	$26,096	$284	(1)(2)	$26,380
Other Revenue, net	149	(888	)(3)	(739)

Net Revenues	26,245	(604)		25,641

Expenses:
Employee Compensation and Benefits	15,429	752	(4)	16,181
Non-compensation Costs	8,363	267	(5)	8,630

Total Expenses	23,792	1,019		24,811

Operating Income	$2,453	$(1,623)		$830

Compensation Ratio (a)	59%			63%
Operating Margin (a)	9%			3%

(a)	Reconciliations of the key metrics from U.S. GAAP to Adjusted Pro Forma are a derivative of the reconciliations of their components above.

EVERCORE PARTNERS INC.

ADJUSTED PRO FORMA SEGMENT RECONCILIATION TO U.S. GAAP

FOR THE THREE MONTHS ENDED MARCH 31, 2010

(dollars in thousands)

(UNAUDITED)

	Investment Banking Segment
	Three Months Ended March 31, 2010
	Non-GAAP Adjusted Pro Forma Basis	Adjustments		U.S. GAAP Basis
Net Revenues:
Investment Banking Revenue	$71,274	$4,648	(1)	$75,922
Other Revenue, net	1,628	(1,035	)(3)	593

Net Revenues	72,902	3,613		76,515

Expenses:
Employee Compensation and Benefits	40,565	4,859	(4)	45,424
Non-compensation Costs	10,682	5,117	(5)	15,799

Total Expenses	51,247	9,976		61,223

Operating Income	$21,655	$(6,363)		$15,292

Compensation Ratio (a)	56%			59%
Operating Margin (a)	30%			20%

	Investment Management Segment
	Three Months Ended March 31, 2010
	Non-GAAP Adjusted Pro Forma Basis	Adjustments		U.S. GAAP Basis
Net Revenues:
Investment Management Revenue	$11,051	$180	(1)(2)	$11,231
Other Revenue, net	1,150	(875	)(3)	275

Net Revenues	12,201	(695)		11,506

Expenses:
Employee Compensation and Benefits	9,426	871	(4)	10,297
Non-compensation Costs	5,578	115	(5)	5,693

Total Expenses	15,004	986		15,990

Operating Income (Loss)	$(2,803)	$(1,681)		$(4,484)

Compensation Ratio (a)	77%			89%
Operating Margin (a)	(23%)			(39%)

(a)	Reconciliations of the key metrics from U.S. GAAP to Adjusted Pro Forma are a derivative of the reconciliations of their components above.

Notes to Unaudited Condensed Consolidated Adjusted Pro Forma Financial Data

(1)	The Company has reflected the reclassification of reimbursable expenses and expenses associated with revenue sharing engagements with third parties as a reduction of revenue.

(2)	Income (Loss) from Equity Method Investments is included within Revenue as the Company’s Management believes it is a more meaningful presentation.

(3)	Interest Expense on Long-term Debt is excluded from the Adjusted Pro Forma Investment Banking and Investment Management segment results and is included in Interest Expense in the segment results on a U.S. GAAP Basis.

(4)	The Company incurred expenses from the modification of Evercore LP Units and related awards, which primarily vest over a five-year period.

(5)	Non-compensation Costs on an Adjusted Pro Forma basis reflect the following adjustments;

	Three Months Ended March 31, 2011
	Investment Banking	Investment Management	Total Segments	Adjustments		U.S. GAAP
Occupancy and Equipment Rental	$3,473	$1,708	$5,181	$—		$5,181
Professional Fees	3,420	1,988	5,408	2,682	(1)	8,090
Travel and Related Expenses	2,892	580	3,472	1,107	(1)	4,579
Communications and Information Services	1,452	643	2,095	53	(1)	2,148
Depreciation and Amortization	730	1,677	2,407	584	(5a)	2,991
Acquisition and Transition Costs	407	126	533	—		533
Other Operating Expenses	1,839	1,134	2,973	129	(1)	3,102

Total Non-compensation Costs	$14,213	$7,856	$22,069	$4,555		$26,624

	Three Months Ended December 31, 2010
	Investment Banking	Investment Management	Total Segments	Adjustments		U.S. GAAP
Occupancy and Equipment Rental	$3,705	$1,537	$5,242	$—		$5,242
Professional Fees	4,546	2,443	6,989	824	(1)	7,813
Travel and Related Expenses	3,541	590	4,131	672	(1)	4,803
Communications and Information Services	1,228	559	1,787	41	(1)	1,828
Depreciation and Amortization	1,094	1,722	2,816	584	(5a)	3,400
Acquisition and Transition Costs	273	5	278	—		278
Other Operating Expenses	176	1,507	1,683	115	(1)	1,798

Total Non-compensation Costs	$14,563	$8,363	$22,926	$2,236		$25,162

	Three Months Ended March 31, 2010
	Investment Banking	Investment Management	Total Segments	Adjustments		U.S. GAAP
Occupancy and Equipment Rental	$2,308	$1,019	$3,327	$—		$3,327
Professional Fees	2,866	1,688	4,554	3,811	(1)	8,365
Travel and Related Expenses	2,332	272	2,604	766	(1)	3,370
Communications and Information Services	679	333	1,012	17	(1)	1,029
Depreciation and Amortization	532	234	766	584	(5a)	1,350
Acquisition and Transition Costs	295	1,161	1,456	—		1,456
Other Operating Expenses	1,670	871	2,541	54	(1)	2,595

Total Non-compensation Costs	$10,682	$5,578	$16,260	$5,232		$21,492

(5a)	Reflects expenses associated with amortization of intangible assets acquired in the Protego, Braveheart, SFS and EAM acquisitions.

(6)

Evercore is organized as a series of Limited Liability Companies, Partnerships, a C-Corporation and a Public Corporation and therefore, not all of the Company’s income is subject to corporate level taxes. As a result, adjustments have been made to increase Evercore’s effective tax rate to approximately 40% for the three months ended March 31, 2011. These adjustments assume that the Company has adopted a conventional corporate tax structure and is taxed as a C Corporation in the U.S. at the prevailing corporate rates, that all deferred tax assets relating to foreign operations are fully realizable within the structure on a consolidated basis and that, historically, adjustments for deferred tax assets related to the ultimate tax deductions for equity-based compensation awards are made directly to stockholders’ equity.

(7)	Reflects adjustment to eliminate noncontrolling interest related to all Evercore LP partnership units which are assumed to be converted to Class A common stock.

(8)	Assumes the vesting of all Evercore LP partnership units and restricted stock unit event-based awards. In the computation of outstanding common stock equivalents for U.S. GAAP net income per share, the unvested Evercore LP partnership units are anti-dilutive and the event-based restricted stock units are excluded from the calculation.